BROWN & WOOD
One World Trade Center
New York, N.Y. 10048-0557
Telephone: 212-839-5300
Facsimile 212-839-5599




September 21, 1995



Merrill Lynch Multi-State Municipal
              Series Trust
P.O. Box 9011
Princeton, New Jersey  08543-9011

Dear Sir or Madam:

     This opinion is furnished in
connection with the notice (the
"Notice") to be filed by Merrill Lynch
Multi-State Municipal Series Trust,
a Massachusetts business trust
(the "Trust"), with the Securities and
Exchange Commission pursuant to
Rule 24f-2 under the Investment
Company Act of 1940, as amended.
The Notice is being filed to make
definite the registration under the
Securities Act of 1933, as amended,
of 29,187,814 shares of beneficial
interest, par value $0.10 per share,
of the Trust (the "Shares") which
were sold during the Trust's fiscal
year ended July 31, 1995.  The
Shares consist of 2,457,354 shares of
beneficial interest of Merrill Lynch
Pennsylvania Municipal Bond Fund
(the "Pennsylvania Fund"); 3,062,217
shares of beneficial interest of Merrill
Lynch New Jersey Municipal Bond
Fund (the "New Jersey Fund");
6,966,967 shares of beneficial interest
of Merrill Lynch Florida Municipal


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Bond Fund (the "Florida Fund");
520,241 shares of beneficial interest
of Merrill Lynch Minnesota Municipal
Bond Fund (the "Minnesota Fund");
1,221,308 shares of beneficial
interest of Merrill Lynch Massachusetts
Municipal Bond Fund (the
"Massachusetts Fund"); 1,094,302
shares of beneficial interest of Merrill
Lynch Texas Municipal Bond Fund
(the "Texas Fund"); 1,744,717 shares
of beneficial interest of Merrill Lynch
Ohio Municipal Bond Fund (the "Ohio
Fund"); 1,303,433 shares of
beneficial interest of the Merrill Lynch
Arizona Municipal Bond Fund (the
"Arizona Fund"); 1,182,706 shares
of beneficial interest of the Merrill
Lynch North Carolina Municipal Bond
Fund (the "North Carolina Fund");
1,996,154 shares of beneficial
interest of the Merrill Lynch Michigan
Municipal Bond Fund (the "Michigan
Fund"); 763,737 shares of beneficial
interest of the Merrill Lynch Oregon
Municipal Bond Fund (the "Oregon
Fund"); 2,154,429 shares of
beneficial interest of the Merrill Lynch
Connecticut Municipal Bond Fund
(the "Connecticut Fund"); 1,057,802
shares of beneficial interest of the
Merrill Lynch Maryland Municipal
Bond Fund (the "Maryland Fund");
827,785 shares of beneficial
interest of the Merrill Lynch New
Mexico Municipal Bond Fund (the
"New Mexico Fund"); 1,614,207
shares of beneficial interest of the
Merrill Lynch Colorado Municipal
Bond Fund (the "Colorado Fund");
and 1,220,455 shares of beneficial
interest of the Merrill Lynch
Arkansas Municipal Bond Fund
(the "Arkansas Fund").  The
Pennsylvania, New Jersey, Florida,
Minnesota, Massachusetts, Texas,
Ohio, Arizona, North Carolina,

Michigan, Oregon, Connecticut,
Maryland, New Mexico, Colorado
and Arkansas Funds comprise 16
of the 17 series of the Trust
currently offering their shares to
the public.

     As counsel for the Trust, we are
familiar with the proceedings taken
by it in connection with the
authorization, issuance and sale of
the Shares.  In addition, we have
examined and are familiar with the
Declaration of Trust of the Trust,
the By-Laws of the Trust and such
other documents as we have
deemed relevant to the matters
referred to in this opinion.

     Based upon the foregoing, we
are of the opinion that the Shares
were legally issued, fully paid and
non-assessable.

     In rendering this opinion, we
have relied as to matters of
Massachusetts law upon an
opinion of Bingham, Dana & Gould,
dated September 20, 1995,
rendered to the Trust.

     We hereby consent to the filing
of this opinion with the Securities
and Exchange Commission as an
attachment to the Notice.

Very truly yours,